EXHIBIT 13.1

906 Certification

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2011 (the “Report”) for the purpose of complying with the Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Shuang-Lang (Paul) Peng, the President of AU Optronics Corp., certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AU Optronics Corp.

Date: April 27, 2012

By:	/s/ Shuang-Lang (Paul) Peng
	Name:	Shuang-Lang (Paul) Peng
	Title:	President

The foregoing certification is not deemed filed for purposes of Section 18 of the Exchange Act and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.